UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street
Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events and Regulation FD Disclosure

On January 27, 2012, Donaldson Company, Inc. (the “Company”) announced that the Company’s Board of Directors has increased the Company’s common stock cash dividend to 16 cents per share, payable March 9, 2012 to shareholders of record as of February 17, 2012. As of December 31, 2011, there were approximately 74,300,000 shares outstanding. The current declaration is the 226th consecutive quarterly cash dividend paid by Donaldson over a time span of 56 years.

The Company’s Board of Directors also declared a two-for-one stock split effected in the form of a 100 percent stock dividend. The stock dividend will be distributed March 23, 2012 to shareholders of record as of March 2, 2012.

A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Press Release dated January 27, 2012 issued by Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 27, 2012

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell
	Name:	Norman C. Linnell
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 27, 2012 issued by Donaldson Company, Inc.